Exhibit 10.15

FIRST AMENDMENT TO

REDWOOD TRUST, INC. AMENDED AND RESTATED

EXECUTIVE DEFERRED COMPENSATION PLAN

THIS FIRST AMENDMENT (this “First Amendment”) to the Redwood Trust, Inc. Amended and Restated Executive Deferred Compensation Plan (the “Plan”), is made and adopted by the Board of Directors (the “Board”) of Redwood Trust, Inc., a corporation (the “Company”), effective as of November 23, 2013 (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, the Company maintains the Plan;

WHEREAS, pursuant to Section 16(a) of the Plan, the Board has the authority to modify or amend the Plan at any time, subject to certain limitations as set forth in Section 16(a) of the Plan;

WHEREAS, on December 10, 2008, the Board amended and restated the Plan;

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders that non-management directors of the Company (which are directors that are not employees of the Company and which are defined in the Plan as “Directors”) be permitted under certain provisions of the Plan to elect to defer, on a dollar-for-dollar basis, cash Compensation in the form of Company common stock or its equivalent (which provisions are referred to herein as the “stock-in-lieu-of-cash provisions of the Plan”); and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan to provide that any shares of common stock paid to Directors pursuant to the deferral of cash Compensation under the stock-in-lieu-of-cash provisions of the Plan shall be issued under the Plan, as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.	Section 2(rr) of the Plan is hereby deleted and replaced in its entirety with the following:

“(rr)    “Stock Equivalent Account” refers to the subaccount of a Participant’s Deferral Account that is deemed invested in the Company’s common stock (and shall include, for the avoidance of doubt, any Director Stock Equivalent Subaccount).”

2.	The following subsection (uu) is hereby added to Section 2 of the Plan:

“(uu)    “Director Stock Equivalent Subaccount” refers to the subaccount of a Director Participant’s Stock Equivalent Account that is attributable to Deferrals of any form of such Director’s Compensation that is otherwise payable in cash (including, without limitation, any Cash DERs, cash Fees and cash Retainers).”

3.	The eighth (8th) full sentence of Section 6.2(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Shares of common stock paid in respect of any balance in a Participant’s Stock Equivalent Account (excluding amounts paid in respect of such Participant’s Director Stock Equivalent Subaccount, if any), in either case, shall be deemed to be issued and delivered pursuant to the 2002 Redwood Trust, Inc. Incentive Plan as an award thereunder (or such successor incentive stock plan of the Company as is in effect at the time of the award). Notwithstanding anything to the contrary herein, shares of common stock paid in respect of any balance in a Participant’s Director Stock Equivalent Subaccount, shall be issued and delivered pursuant to Section 6.5 of the Plan (and, for the avoidance of doubt, shall not be deemed to be issued and delivered pursuant to the 2002 Redwood Trust, Inc. Incentive Plan as an award thereunder (or any such successor incentive stock plan of the Company)).”

4.	The following is hereby added to the Plan as Section 6.3(c) thereof:

“(c)     Notwithstanding anything herein to the contrary, with respect to any Director Participant’s Deferral of any form of Compensation that is otherwise payable in cash (including, without limitation, any Cash DERs, cash Fees and cash Retainers), if the Director Participant elects to have such Deferral invested in the Stock Equivalent Account, such Deferral shall automatically be deemed invested in the Director Stock Equivalent Subaccount.”

5.	The following is hereby added to the Plan as Section 6.5 thereof:

“6.5     Shares Issuable Pursuant to Director Stock Equivalent Subaccounts. The aggregate number of shares of common stock of the Company which may be issued in respect of Director Stock Equivalent Subaccounts under the Plan (including any DERs or other dividends payable in respect of such Director Stock Equivalent Subaccounts) shall be one hundred thousand (100,000) shares. Any shares distributed pursuant to Director Stock Equivalent Subaccounts under the Plan may consist, in whole or in part, of authorized and unissued common stock, treasury common stock or common stock purchased on the open market.”

6.	This First Amendment shall be and is hereby incorporated into and forms a part of the Plan.

7.	Except as expressly provided in this First Amendment, all terms and conditions of the Plan shall remain in full force and effect.

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I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of Redwood Trust, Inc. on November 23, 2013.

Executed on this 23rd day of November, 2013.

By:	/s/ Andrew Stone
	Name:	Andrew Stone

Title:	General Counsel and Secretary